                          COMMON STOCK PURCHASE WARRANT

                             ($______ Warrant Price)

VOID AFTER 5:00 P.M., NEW YORK TIME, ON THE EXPIRATION DATE AS DEFINED BELOW.

                  WARRANT TO PURCHASE UP TO A MAXIMUM OF ______ SHARES OF COMMON STOCK OF FORMAN INTERACTIVE CORP. [SUBJECT TO ADJUSTMENT - SECTION 3]

                  TRANSFER RESTRICTED - SEE SECTIONS 6.02 AND 7.02

                  THE WARRANT REPRESENTED BY THIS CERTIFICATE AND THE SHARES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED , ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

                           This certifies that, for value received, ____________
                  _________, having an address at ______________________________
                  _____, or permitted registered assigns (the "Warrant Holder"), is entitled to purchase from Register.com, Inc., a New York corporation having a place of business at 575 Eighth Avenue, 11th Floor, New York, NY 10018 (the "Company"), subject to the terms and conditions hereof at any time after the date described in Section 7.01 hereof and before the Expiration Date (as defined herein), up to the number of fully paid and non-assessable shares of Common Stock ($0.0001 par value) of the Company (the "Common Stock") stated above (as calculated and adjusted from time to time pursuant to the terms hereof) at the Warrant Price (as defined herein). The Warrant Price and the number of shares purchasable hereunder are subject to adjustment as provided below.

                                   ARTICLE I

                                   Definitions

         Section 1.01. The following terms, as used herein, have the respective meanings ascribed to them as follows:

         (a) "Aggregate Warrant Price" means the amount that the Warrant Holder must pay at any time to the Company in the aggregate to acquire all of the shares of Common Stock then remaining issuable hereunder.

         (b) "Business Day" means a day other than a Saturday, Sunday or other day on which banks in the State of New York are authorized or required by law to remain closed.

         (c) "Expiration Date" means 5:00 P.M., New York time, on _______, 2003.

         (d) "Warrants" means this Warrant (evidencing the right to purchase a maximum of _______ shares of Common Stock, as adjusted in the manner hereinafter provided) originally issued to Warrant Holder on the date hereof, and all warrants that may be issued in its place.

         (e) "Warrant Holder" means, initially, the person named on the first page of this Warrant and any person or entity in whose name this Warrant shall be properly registered upon the books to be maintained by the Company for that purpose.

         (f) "Warrant Price" means that portion of the Aggregate Warrant Price that is allocable at any given time prior to the Expiration Date to one Warrant Share, and which shall initially be $______ per share, as such price may be adjusted from time to time pursuant to Article III. Notwithstanding any other provision hereof to the contrary, at any time at which the Company's common stock is registered under Section 12 of the Securities Exchange Act of 1934, as amended, payment of the Warrant Price upon any exercise of this Warrant may be made in cash or by delivery to the Company of shares of the Company's common stock, which shall be deemed valued at their fair market value on the date of such exercise, as determined by the Board in its sole discretion, provided that any such shares being presented for payment shall have been held by the Warrant Holder, as beneficial owner thereof, for at least six months prior to the exercise of this Warrant in connection with which such shares are tendered as payment.

         (g) "Warrant Shares" means the aggregate amount of shares of Common Stock or other securities deliverable upon exercise of the Warrants.

                                   ARTICLE II

                          Duration Exercise of Warrant

         Section 2.01. This Warrant may be exercised in whole or in part at any time or from time to time after 9:00 A.M., New York time, on the day following the date specified in Section 7.01 hereof, and before 5:00 P.M., New York time, on the Expiration Date. If this Warrant is not exercised during such time, it shall become void, and all rights hereunder shall thereupon cease.

         Section 2.02. (a) The Warrant Holder may exercise this Warrant from time to time upon surrender of this Warrant with the Subscription Form annexed hereto duly executed, to the Company at its corporate office located at 575 Eighth Avenue, 11th Floor, New York, NY 10018, or at such other place within the State of New York of which the Company shall notify the Warrant Holder in writing, together with the full Warrant Price for each share of Common Stock to be purchased in lawful money of the United States, or by check, bank draft or postal or express money order payable in United States Dollars to the order of the Company.

         (a) Upon receipt of this Warrant with the Subscription Form duly executed and accompanied by payment of the Aggregate Warrant Price for the shares of Common Stock for which this Warrant is then being exercised, the Company will cause to be issued certificates for the total number of whole shares (and cash, in lieu of any fractional share) (as provided in Section. 4.04 hereof) of Common Stock for which this Warrant is being exercised in such denominations as are required for delivery to the Warrant Holder, ant the Company shall thereupon deliver such certificates to the Warrant Holder.

         (b) The Company covenants and agrees that it will pay when due and payable any and all transfer and similar taxes that may be payable with respect to the issue of this Warrant or with respect to the issue of each and every share of the Common Stock of the Company constituting a portion of the Warrant Shares to the Warrant Holder upon the exercise of this Warrant.

                                  ARTICLE III

                      Adjustment of Shares of Common Stock
                        Purchasable and of Warrant Price

         Section 3.01. This Warrant is subject to the following further provisions:

         (a) If, before expiration of this Warrant by exercise or by its teens, the Company issues to holders of its Common Stock any shares of its Common Stock as a stock dividend or stock split or subdivides or combines its outstanding shares of Common Stock by reclassification or otherwise, then the number of Warrant Shares then in effect shall be proportionately increased, in the case of a stock dividend, stock split or subdivision, or decreased, in the case of a combination, effective at the close of business on the record date for such stock dividend or immediately after the effective date of such subdivision or combination. Any dividend paid or distributed upon the Common Stock in stock or any other class of securities convertible into shares of Common Stock shall be treated as a dividend paid in Common Stock to the extent that shares of Common Stock are issuable upon the conversion thereof.

         (b) If, prior to the expiration of this Warrant by exercise or by its terms, there is a capital reorganization, or reclassification of the Common Stock of the Company, or consolidation of the Company with or merger of the Company into any other corporation, or sale of all, or substantially all, of the properties and assets of the Company to any other corporation, then, immediately after such capital reorganization, reclassification, consolidation, merger or sale, this Warrant shall entitle the Warrant Holder to purchase the number of shares of stock or other securities or property of the Company, or of the corporation resulting from such consolidation or surviving such merger or to which such sale shall be made, as the case may be, that the owner of the Warrant Shares (at the time of such capital reorganization, reclassification of Common Stock, consolidation, merger or sale) would have been entitled to receive or purchase upon such capital reorganization, reclassification of Common Stock, consolidation, merger or sale had this Warrant been exercised at such time; and in any such case, the provisions set forth herein with respect to the rights and interests thereafter of the Warrant Holder shall be appropriately adjusted, if necessary, in order to render this Warrant applicable to any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant. The subdivision or combination of shares of Common Stock issuable upon exercise of this Warrant at any time outstanding into a greater or lesser number of shares of Common Stock (whether with or without par value) shall not be deemed to be a reclassification of Common Stock for the purposes of this paragraph.

         Section 3.02. Upon each adjustment of the number of Warrant Shares pursuant to Section 3.01 hereof, the Warrant Price shall be adjusted by dividing the adjusted number of Warrant Shares into the Aggregate Warrant Price.

         Section 3.03. Whenever the Warrant Price and the Warrant Shares shall be adjusted as herein provided, the Company shall compute the adjusted Warrant Price and the adjusted number of Warrant Shares in accordance with such provisions and shall immediately notify the Warrant Holder thereof. Such notice shall contain a detailed description of the computation of such adjustments and the circumstances necessitating the adjustments.

         Section 3.04. If at any time after the date of this Warrant:


         (a) the Company shall declare a dividend (or any other distribution) on its Common Stock payable otherwise than in cash;

         (b) the Company shall authorize the granting, to the holders of its Common Stock, of rights to subscribe for or purchase any shares of any class of its securities or of any other rights;

         (c) the Company shall authorize any private offering of equity securities of the Company in an amount and upon terms acceptable to the Company;

         (d) there shall be any reclassification of the Common Stock (other than a subdivision or combination of its outstanding Common Stock), or any consolidation or merger of which the Company is a party or a sale or transfer of all or substantially all of the assets of the Company and for which approval of any holders of Common Stock is required; or

         (e) there shall be a dissolution, liquidation or winding up of the Company;

then, in any of such events, the Company shall cause to be mailed to the Warrant Holder at least twenty (20) days (or ten (10) days in any case specified in clause (a) or (b) above) prior to the applicable record tale hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (ii) the date on which such private offering, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and, in the case of a private offering, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up, the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable thereupon. Failure to give any such notice or any defect therein shall not affect the validity of any action contemplated in clauses (a) through (e) of this Section 3.04.

         Section 3.05. The form of this Warrant need not be changed because of any change in the Warrant Price or in the number of shares of Common Stock purchasable upon the exercise of this Warrant pursuant to this Article III and Warrants issued after such change may state the same Warrant Price and the same number of shares of Common Stock as are stated in this Warrant as initially issued.

         Section 3.06. If, prior to the expiration of this Warrant by exercise or by its terms, there is an adjustment of the number of Warrant Shares pursuant to the antidilution provisions of Sections 3.01 and 3.02 hereof, this Warrant shall immediately entitle the Warrant Holder to exercise this Warrant to purchase such adjusted number of Warrant Shares as the holder hereof would have otherwise received had such Holder exercised this Warrant immediately prior to any such adjustment.

                                   ARTICLE IV

                            Other Provisions Relating
                           to Rights of Warrant Holder

         Section 4.01. The Warrant Holder shall not be entitled to vote or receive dividends or be deemed the holder of shares of Common Stock for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Warrant Holder any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any action by the Company (whether upon any recapitalization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings or other action affecting shareholders (except for notices provided for in this Warrant), receive dividends or subscription rights, or otherwise until this Warrant shall have been exercised and the Warrant Shares purchasable upon the exercise hereof shall have become deliverable as provided in Article II, at which time the person or persons in whose name or names the certificate or certificates for the Warrant Shares being purchased are to be issued shall be deemed the holder or holders of record of such shares for all purposes; provided, however, that if any such exercise occurs on a date when the Company's stock transfer books are closed, the person or persons in whose name or names the certificate or certificates for such shares are to be issues shall be deemed the record holder or holders thereof for all purposes at the opening of business on the next day on which such stock transfer books are open and this Warrant shall not be deemed to have been exercised until such next day for the purpose of determining entitlement to dividends on such Common Stock, and such exercise shall be at the actual Warrant Price in effect at such date.

         Section 4.02. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms, including terms of indemnity, as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as, and in substitution for, this Warrant. Subject to receipt of indemnity pursuant to provisions of the preceding sentence, any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not the Warrant so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

         Section 4.03. (a) The Company covenants and agrees to reserve and keep available for the exercise of this Warrant a sufficient number of authorized shares of Common Stock to permit the full exercise of this Warrant.

         (a) The Company covenants that all shares of Common Stock issued on exercise of this Warrant, and payment of the Warrant Price therefor, this Warrant as provided for herein will be validly issued, fully paid and non-assessable.

         Section 4.04. Notwithstanding anything herein to the contrary, the Company shall not issue a fraction of a share upon any exercise of this Warrant, and if the Warrant Holder would be entitled upon the exercise hereof to receive a fraction of a share, the Company shall, upon such exercise and receipt by the Company of the Warrant Price, issue cash in lieu thereof.

         Section 4.05. All notices or other communications required or permitted to be given under this Warrant shall be in writing and shall be deemed given when delivered personally, or five (5) business days after the date on which mailed by registered or certified mail, return receipt requested, addressed to the Company, at its then principal place of business and to the Warrant Holder at his last known address as it shall appear on the books of the Company.

                                   ARTICLE V

                           Treatment of Warrant Holder

         Section 5.01. Prior to due presentment for registration of a permitted transfer of this Warrant, the Company may deem and treat the Warrant Holder as the absolute owner of this Warrant (notwithstanding any notation of ownership or other writing hereon) for the purpose of any exercise hereof and for all other purposes, and the Company shall not be affected by any notice to the contrary.

                                   ARTICLE VI

                             Split-Up, Combination,
                        Exchange and Transfer of Warrants

         Section 6.01. Subject to Section 6.02, this Warrant may be split up, combined or exchanged for another Warrant or Warrants containing the same terms for the purchase of a like aggregate number of shares of Common Stock without cost to the Warrant Holder. If the Warrant Holder desires to split up, combine or exchange this Warrant, he shall make such request in writing delivered to the Company at its principal office and shall surrender this Warrant and any other Warrants to be so split up, combined or exchanged at said office. Upon any such surrender for a splitup, combination or exchange, the Company shall execute and deliver to the person entitled thereto a Warrant or Warrants, as the case may be, as so requested. The Company shall not be required to effect any split-up, combination or exchange that will result in the issuance of a Warrant entitling the Warrant Holder to purchase upon exercise a fraction of a share of Common Stock or a fractional Warrant.

         Section 6.02. This Warrant may not be sold, hypothecated, assigned, transferred or otherwise disposed of, voluntarily or involuntarily, except in accordance with and subject to the provisions of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder.

         Section 6.03. Any assignment permitted hereunder shall be made by surrender of this Warrant to the Company at its principal office with the Form of Assignment annexed hereto duly executed. In such event the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants that carry the same rights upon presentation thereof at the principal office of the Company together with a written notice signed by the Warrant Holder, specifying the denominations in which new Warrants are to be issued.

                                  ARTICLE VII

                  Conditions Precedent to Exercise of Warrant;
            Restrictions on Transfer; Restrictions on Warrant Shares

         Section 7.01. This Warrant shall only be exercisable after the date hereof and until the Expiration Date.

         Section 7.02. Subject to the provisions of Section 6.02, this Warrant and the Warrant Shares may not be sold, assigned, hypothecated, transferred or otherwise disposed of except as follows:

         (a) to a person to whom this Warrant or the Warrant Shares may legally be transferred without registration under the Act and applicable state securities law and without the delivery of a current prospectus under the Act and applicable state securities law; or

         (b) in the case of this Warrant or the Warrant Shares, to any person upon delivery of a prospectus then meeting the requirements of the Act and applicable state securities law relating to such Warrant and Warrant Shares (as to which a registration statement under the Act and applicable state securities law shall then be in effect) and the offering thereof for such sale or disposition.

                                  ARTICLE VIII

                                  Other Matters

         Section 8.01. The Company will from time to time promptly pay all transfer and similar taxes and charges that may be imposed with respect to the issuance or delivery of Warrant Shares upon the exercise of this Warrant by the record holder of the Warrant.

         Section 8.02. All the covenants and provisions of this Warrant by or for the benefit of the Company shall bind and inure to the benefit of its successors and assigns hereunder.

         Section 8.03. The validity, interpretation and performance of this Warrant shall be governed by the laws of the State of New York, without regard to any conflict of laws principles.

         Section 8.04. Nothing in this Warrant expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or entity other than the Company and the Warrant Holder any right, remedy or claim under any promise or agreement hereof, and all covenants, conditions, stipulations, promises and agreements contained in this Warrant shall be for the sole and exclusive benefit of the Company and its successor, and of the Warrant Holder and its successors and permitted assigns.

         Section 8.05. The Article headings herein are for convenience only and are not part of this Warrant and shall not affect the interpretation hereof.

         Section 8.06. The Warrant Holder hereby represents to the Company that the Warrant and the shares of Common Stock underlying the Warrant are being acquired solely for the Warrant Holder's account, for investment, and are not being purchased with a view to or for the resale or distribution thereof.

                  IN WITNESS WHEREOF, this Warrant has been duly executed by the Company as of the __th day of _____, 199__.

                                      FORMAN INTERACTIVE CORP.


                                       By: _________________________________
                                           Richard Forman, President

                                   Assignment


(To be executed by the registered holder to effect a transfer of the within Warrant.)

For value received _________________ received hereby sells, assigns and transfers unto _________________ this Warrant and the rights represented thereby to purchase shares of Common Stock in accordance with the terms and conditions thereof, and does hereby irrevocably constitute and appoint _________________ attorney to transfer this Warrant on the books of the Company, with full power of substitution.

         IN WITNESS WHEREOF, the undersigned has executed this assignment this _____ day of __________, ___.





                                 _______________________________________

                                Subscription Form


(To be executed by the holder to exercise the rights to purchase Shares of Common Stock evidenced by the within Warrant.)

Register.com, Inc.
575 Eighth Avenue, 11th Floor
New York, NY 10018

The undersigned hereby irrevocably subscribes for _____ shares of your Common Stock pursuant to and in accordance with the terms and conditions of this Warrant and herewith makes payment of $_____ therefor in cash or by delivery of _____ shares of your Common Stock, which has been held beneficially by the undersigned for at least six months prior to the date hereof, and requests that a certificate for such shares be issued in the name of the undersigned and be delivered to the undersigned at the address stated below.

         IN WITNESS WHEREOF, the undersigned has executed this assignment this _____ day of __________, ___.




                                    ______________________________________
                                    Address: